Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use within this Registration Statement on Form S-3 of Helios and Matheson Analytics Inc. of our report dated August 31, 2016 relating to Zone Technologies Inc.’s (the “Company”) balance sheet as of December 31, 2015 and the related statements of operations, stockholder’s deficit and cash flows for the period then ended incorporated by reference. We also consent to the reference to our firm under heading “Experts” in such Registration Statement.

/s/ EisnerAmper LLP

Fort Lauderdale, Florida

September 23, 2016